Exhibit 24.1
POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jay D. Debertin and Olivia Nelligan, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign a Form 10-K under the Securities Act of 1933, as amended, of CHS Inc. and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Jay D. Debertin	President and Chief Executive Officer	10/27/2025
Jay D. Debertin	(principal executive officer)

/s/ Olivia Nelligan	Executive Vice President, Chief Financial Officer and Chief Strategy Officer	10/27/2025
Olivia Nelligan	(principal financial officer)

/s/ Daniel Lehmann	Senior Vice President Finance, Corporate Controller and Chief Accounting Officer	10/27/2025
Daniel Lehmann	(principal accounting officer)

/s/ Daniel Schurr	Chair of the Board of Directors	9/4/2025
Daniel Schurr

/s/ David Beckman	Director	9/4/2025
David Beckman

/s/ Clinton J. Blew	Director	9/4/2025
Clinton J. Blew

/s/ Hal Clemensen	Director	9/4/2025
Hal Clemensen

/s/ Scott A. Cordes	Director	9/4/2025
Scott A. Cordes

/s/ Christopher Edgington	Director	9/4/2025
Christopher Edgington

/s/ Jon Erickson	Director	9/4/2025
Jon Erickson

/s/ Mark Farrell	Director	9/4/2025
Mark Farrell

Name	Title	Date

/s/ Alan Holm	Director	9/4/2025
Alan Holm

/s/ Tracy G. Jones	Director	9/4/2025
Tracy G. Jones

/s/ David R. Kayser	Director	9/4/2025
David R. Kayser

/s/ Russell A. Kehl	Director	9/4/2025
Russell A. Kehl

/s/ Anthony Rossman	Director	9/4/2025
Anthony Rossman

/s/ Trent Sherven	Director	9/4/2025
Trent Sherven

/s/ Jerrad Stroh	Director	9/4/2025
Jerrad Stroh

/s/ Kevin Throener	Director	9/4/2025
Kevin Throener

/s/ Cortney Wagner	Director	9/4/2025
Cortney Wagner